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                                                                     EXHIBIT 5.1

              [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

                                                        December 22, 2000


The AES Corporation
1001 North 19th Street
Arlington, Virginia  22209

Ladies and Gentlemen:

     We have acted as special counsel to The AES Corporation, a Delaware corporation ("AES"), in connection with the offer (the "Offer") by Mercury Cayman Co. III, Ltd., a limited company organized under the laws of the Cayman Islands and a wholly owned subsidiary of AES, to exchange each issued and outstanding American Depositary Share ("ADS") of Gener S.A. ("Gener"), each representing 68 shares of Gener common stock, no par value, for a fraction of a share of common stock, par value $0.01 per share, of AES (the "AES Shares").

     This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on


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The AES Corporation
December 22, 2000
Page 2


Form S-4, as filed with the Securities and Exchange Commission (the "Commission") on November 9, 2000, as amended by Amendment No. 1 thereto, filed with the Commission on December 7, 2000, Amendment No. 2 thereto, filed with the Commission on December 13, 2000, Amendment No. 3 thereto, filed with the Commission on December 14, 2000 and Amendment No. 4 thereto, being filed with the Commission on December 22, 2000 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), (ii) the Sixth Amended and Restated Certificate of Incorporation of AES, as currently in effect, (iii) the Bylaws of AES, as currently in effect, and (iv) certain resolutions adopted by the Board of Directors of AES relating to the issuance of the AES Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of AES and such agreements, certificates of public officials, certificates of officers or other representatives of AES and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than AES, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of AES and others.

     We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the state of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion expressed herein.

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The AES Corporation
December 22, 2000
Page 3


     Based upon and subject to the foregoing, we are of the opinion that the AES Shares to be issued in exchange for ADSs pursuant to the terms and conditions of the Offer have been duly authorized and, when delivered in exchange for ADSs pursuant to the terms and conditions of the Offer, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the references to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                    Very truly yours,




                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP